Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports Fourth Quarter GAAP EPS from Continuing Operations of $1.73, and All-Time Record Fourth Quarter Adjusted EPS from Continuing Operations of $2.43

•Fourth quarter 2020 GAAP EPS from continuing operations was $1.73, compared to EPS from continuing operations of $1.74 in the prior year
◦Fourth quarter 2020 net income from continuing operations was reduced by a non-cash accounting loss related to our equity investment in Vroom of $62 million after-tax, or $0.70 per share
•Fourth quarter 2020 Adjusted EPS from continuing operations was an all-time record of $2.43, an increase of 94% compared to Adjusted EPS from continuing operations of $1.25 in the prior year
•Fourth quarter same store revenue was up 5%, and same store gross profit was up 11%, each as compared to the same period a year ago
•Fourth quarter 2020 SG&A as a percentage of gross profit was 64.1%. Adjusted SG&A as a percentage of gross profit was 63.8%, an improvement of 820 basis points compared to the prior year
•AutoNation is on track to extend its footprint with five new AutoNation USA stores by end the of 2021 and 10 additional new stores in 2022
•During the fourth quarter of 2020, AutoNation repurchased 4.7 million shares of common stock for an aggregate purchase price of $302 million; From January 1, 2021, through February 12, 2021, AutoNation repurchased an additional 1.3 million shares for an aggregate purchase price of $95 million.
•AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $1 billion of AutoNation common stock

FORT LAUDERDALE, Fla., (February 16, 2021) —AutoNation, Inc. (NYSE: AN), America’s largest and most recognized automotive retailer, today reported fourth quarter 2020 net income from continuing operations of $152 million, or $1.73 per share. Fourth quarter 2020 GAAP results were reduced by a non-cash accounting loss related to our equity investment in Vroom of $62 million after-tax, or $0.70 per share. Fourth quarter 2019 net income from continuing operations was $158 million, or $1.74 per share. Fourth quarter 2019 net income from continuing operations included net gains from store and property divestitures of $20 million after-tax, or $0.22 per share, and a non-cash accounting gain related to our equity investment in Vroom of $19 million after-tax, or $0.21 per share. Fourth quarter 2020 Adjusted EPS from continuing operations was a record $2.43, an increase of 94% compared to the fourth quarter 2019 Adjusted EPS from continuing operations of $1.25. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

Operational Summary
Fourth quarter 2020 Operational Summary:
•Revenue – Same-store revenue was $5.8 billion, an increase of 5% compared to the year-ago period.
•Gross Profit - Same-store gross profit totaled $984 million, an increase of 11% compared to the year-ago period.
•New Vehicle Gross Profit - Same-store new vehicle gross profit per vehicle retailed was a record $2,775, up $919 or 50% compared to the year-ago period.
•Used Vehicle Gross Profit - Same-store used vehicle gross profit per vehicle retailed was $1,565, up $127 or 9% compared to the year-ago period.
•Customer Financial Services Gross Profit - Same-store Customer Financial Services gross profit per vehicle retailed was a record $2,209, up $218 or 11% compared to the year-ago period.

•SG&A as a Percentage of Gross Profit –SG&A as a percentage of gross profit was 64.1%. Adjusted SG&A as a percentage of gross profit was 63.8%, an improvement of 820 basis points compared to the prior year.

Selected GAAP Financial Data	($ in millions, except per share data)
	Q4 2020	Q4 2019	YoY
Revenue	$5,785.1	$5,548.9	4%
Gross Profit	$986.7	$895.6	10%
Operating Income	$309.4	$235.8	31%
Net Income from Continuing Operations	$151.5	$157.7	-4%
Diluted EPS from Continuing Operations	$1.73	$1.74	-1%

Same-store Revenue	$5,776.1	$5,510.7	5%
Same-store Gross Profit	$983.8	$886.4	11%

Selected Non-GAAP Financial Data	($ in millions, except per share data)
	Q4 2020	Q4 2019	YoY
Adjusted Gross Profit	$983.7	$895.6	10%
Adjusted Operating Income	$309.6	$202.8	53%
Adjusted Net Income from Continuing Operations	$213.1	$113.2	88%
Adjusted Diluted EPS from Continuing Operations	$2.43	$1.25	94%

Digital
AutoNation continues to invest in digital capabilities to enhance its peerless customer experience. The Company significantly upgraded its AutoNation Express integrated retailing solution, providing Customers with a seamless and intuitive omnichannel vehicle shopping and purchase experience. Customers can complete a mobile-optimized step-by-step digital experience to estimate trade-ins instantly, calculate finance/lease/cash payments, select vehicle protection products, apply for financing, schedule in-store pick up or home delivery, and upload key documents. Customers can receive a certified offer and same-day, check-on-the-spot payment through the We’ll Buy Your Car “WBYC” program. AutoNation Express empowers Customers to do as much or as little of the transaction online through our digital capabilities and physical stores as they choose. Customer 360, a proprietary tool utilized by AutoNation Associates further complements these new Customer facing capabilities, and leverages real-time data for over 9 million Customers to guide and personalize their experience.

AutoNation USA
The Company plans to build over 100 AutoNation USA pre-owned vehicle stores, with over 50 completed by the end of 2025. The AutoNation USA store expansion will include extending AutoNation’s coast to coast footprint into new markets. AutoNation plans to open five new AutoNation USA stores in 2021 in the following markets: Austin, Denver (2 stores), Phoenix, and San Antonio. The Company plans to open an additional 10 new stores in 2022. AutoNation USA stores will leverage the AutoNation brand and its proven processes for a competitive advantage. AutoNation has set the long-term goal of retailing over 1 million combined new and used vehicle units per year.

Liquidity and Leverage
As of December 31, 2020, AutoNation had $2.3 billion of liquidity, including $570 million in cash and approximately $1.8 billion of availability under our revolving credit facility. The Company’s covenant leverage ratio was 1.8x at year-end, or 1.3x net of cash and used floorplan availability. AutoNation had approximately $2.1 billion of non-vehicle debt outstanding as of December 31, 2020.

Share Repurchase
During the fourth quarter of 2020, AutoNation repurchased 4.7 million shares of common stock for an aggregate purchase price of $302 million. From January 1, 2021, through February 12, 2021, AutoNation repurchased an additional 1.3 million shares for an aggregate purchase price of $95 million. AutoNation today announced that the Board of Directors authorized the repurchase of up to an additional $1 billion of AutoNation common stock. With the increased authorization, AutoNation has approximately $1.1 billion remaining Board authorization for share repurchase. As of February 12, 2021, AutoNation had approximately 82 million shares outstanding.

Vroom
During the fourth quarter of 2020, AutoNation sold 3.1 million shares of its stake in Vroom, Inc. for proceeds of $105 million, and realized a cash gain of $78 million. In early 2021, AutoNation sold its remaining stake in Vroom for proceeds of

$109 million, and realized a cash gain of $87 million. In total, the Company realized a cash gain of $165 million from this investment.

Segment Results
Segment results(1) for the fourth quarter 2020 were as follows:

Fourth Quarter 2020 Segment Results

•Domestic – Domestic segment income(2) was $107 million compared to year-ago segment income of $65 million, an increase of 64%.
•Import – Import segment income(2) was $109 million compared to year-ago segment income of $78 million, an increase of 40%.
•Premium Luxury – Premium Luxury segment income(2) was $165 million compared to year-ago segment income of $113 million, an increase of 47%.

Full Year 2020 Segment Results

•Domestic - Domestic segment income(2) was $355 million compared to year-ago segment income of $258 million, an increase of 38%.
•Import - Import segment income(2) was $386 million compared to year-ago segment income of $319 million, an increase of 21%.
•Premium Luxury - Premium Luxury segment income(2) was $478 million compared to year-ago segment income of $381 million, an increase of 25%.

For the full year ended December 31, 2020, AutoNation reported net income from continuing operations of $382 million, or $4.30 per share, compared to net income from continuing operations of $451 million, or $4.98 per share, in the prior year. Adjusted net income from continuing operations was $631 million, or $7.12 per share, compared to $414 million, or $4.57 per share, in the prior year. AutoNation’s revenue for the full year 2020 totaled $20.4 billion, compared to $21.3 billion in the prior year. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

Selected GAAP Financial Data	($ in millions, except per share data)
	2020	2019	YoY
Revenue	$20,390.0	$21,335.7	-4%
Gross Profit	$3,566.4	$3,523.0	1%
Operating Income	$563.2	$823.6	-32%
Net Income from Continuing Operations	$381.8	$450.8	-15%
Diluted EPS from Continuing Operations	$4.30	$4.98	-14%

Same-store Revenue	$20,325.8	$21,022.3	-3%
Same-store Gross Profit	$3,574.6	$3,470.8	3%

Selected Non-GAAP Financial Data	($ in millions, except per share data)
	2020	2019	YoY
Adjusted Gross Profit	$3,584.0	$3,523.0	2%
Adjusted Operating Income	$989.6	$797.7	24%
Adjusted Net Income from Continuing Operations	$631.2	$413.6	53%
Adjusted Diluted EPS from Continuing Operations	$7.12	$4.57	56%

The fourth quarter conference call may be accessed by telephone at (866) 211-3176 (Conference ID: 8496042) at 10:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on February 16, 2021, through March 9, 2021, by calling (800) 585-8367 (Conference ID: 8496042). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at: investors.autonation.com.

(1)AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Subaru, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, Jaguar Land Rover, and Audi.
(2)Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest and most recognized automotive retailer, is transforming the automotive industry through its bold leadership, innovation, and comprehensive brand extensions. As of December 31, 2020, AutoNation owned and operated over 315 locations from coast to coast. AutoNation has sold over 13 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Since 2013, AutoNation has raised over $25 million to drive out cancer, create awareness, and support critical research through its DRIVE PINK initiative, which was officially branded in 2015.

Please visit www.autonation.com, investors.autonation.com, www.twitter.com/CEOMikeJackson, and www.twitter.com/AutoNation, where AutoNation discloses additional information about the Company, its business, and its results of operations. Please also visit www.autonationdrive.com, AutoNation’s automotive blog, for information regarding the AutoNation community, the automotive industry, and current automotive news and trends.

NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as "anticipates," "expects," "intends," "goals," “targets,” “goals,” "plans," "believes," "continues," "may," "will," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, or investments, including the planned expansion of our AutoNation USA pre-owned vehicle stores, our investments in digital and online capabilities, and other brand extension strategies, as well as statements regarding our expectations for the future performance of our business and the automotive retail industry, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: economic conditions, including changes in consumer demand, unemployment rates, interest rates, fuel prices, and tariffs; new and used vehicle margins; our ability to successfully implement and maintain expense controls; our ability to implement successfully our strategic initiatives, partnerships, and investments, including the planned expansion of our AutoNation USA stores, our investments in digital and online capabilities, and other brand extension strategies; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; the response by federal, state, and local governments and other third parties to, and the economic impacts of, the COVID-19 pandemic; supply chain disruptions; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our

Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
New vehicle	$3,127.0	$3,025.4	$10,418.6	$11,166.5
Used vehicle	1,511.2	1,344.6	5,601.3	5,466.5
Parts and service	838.4	891.3	3,257.4	3,572.1
Finance and insurance, net	295.9	265.4	1,059.3	1,023.3
Other	12.6	22.2	53.4	107.3
Total revenue	5,785.1	5,548.9	20,390.0	21,335.7
Cost of sales:
New vehicle	2,926.1	2,887.8	9,834.5	10,662.6
Used vehicle	1,407.1	1,256.2	5,142.3	5,098.5
Parts and service	453.0	488.5	1,796.6	1,949.5
Other	12.2	20.8	50.2	102.1
Total cost of sales	4,798.4	4,653.3	16,823.6	17,812.7
Gross profit	986.7	895.6	3,566.4	3,523.0
Selling, general, and administrative expenses	632.0	644.8	2,422.0	2,558.6
Depreciation and amortization	49.9	46.8	198.9	180.5
Goodwill impairment	—	—	318.3	—
Franchise rights impairment	—	—	57.5	9.6
Other (income) expense, net(1)	(4.6)	(31.8)	6.5	(49.3)
Operating income	309.4	235.8	563.2	823.6
Non-operating income (expense) items:
Floorplan interest expense	(10.9)	(29.0)	(63.8)	(138.4)
Other interest expense	(23.4)	(25.1)	(93.7)	(106.7)
Interest income	—	0.1	0.3	0.5
Other income (loss), net(2)	(73.8)	29.4	144.1	33.6
Income from continuing operations before income taxes	201.3	211.2	550.1	612.6
Income tax provision	49.8	53.5	168.3	161.8
Net income from continuing operations	151.5	157.7	381.8	450.8
Loss from discontinued operations, net of income taxes	—	—	(0.2)	(0.8)
Net income	$151.5	$157.7	$381.6	$450.0
Diluted earnings (loss) per share(3):
Continuing operations	$1.73	$1.74	$4.30	$4.98
Discontinued operations	$—	$—	$—	$(0.01)
Net income	$1.73	$1.74	$4.30	$4.97
Weighted average common shares outstanding	87.7	90.7	88.7	90.5
Common shares outstanding, net of treasury stock, at period end	83.5	89.3	83.5	89.3

(1)Primarily comprised of costs associated with closing of ACP business, asset impairment charges, net gains on store/property dispositions, and legal settlements.
(2)Includes gain (loss) on minority equity investment.
(3)Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	2019	$ Variance	% Variance	2020	2019	$ Variance	% Variance
Revenue:
New vehicle	$3,127.0	$3,025.4	$101.6	3.4	$10,418.6	$11,166.5	$(747.9)	(6.7)
Retail used vehicle	1,415.0	1,264.8	150.2	11.9	5,260.5	5,160.3	100.2	1.9
Wholesale	96.2	79.8	16.4	20.6	340.8	306.2	34.6	11.3
Used vehicle	1,511.2	1,344.6	166.6	12.4	5,601.3	5,466.5	134.8	2.5
Finance and insurance, net	295.9	265.4	30.5	11.5	1,059.3	1,023.3	36.0	3.5
Total variable operations	4,934.1	4,635.4	298.7	6.4	17,079.2	17,656.3	(577.1)	(3.3)
Parts and service	838.4	891.3	(52.9)	(5.9)	3,257.4	3,572.1	(314.7)	(8.8)
Other	12.6	22.2	(9.6)		53.4	107.3	(53.9)
Total revenue	$5,785.1	$5,548.9	$236.2	4.3	$20,390.0	$21,335.7	$(945.7)	(4.4)
Gross profit:
New vehicle	$200.9	$137.6	$63.3	46.0	$584.1	$503.9	$80.2	15.9
Retail used vehicle	96.4	84.4	12.0	14.2	414.5	346.8	67.7	19.5
Wholesale	7.7	4.0	3.7		44.5	21.2	23.3
Used vehicle	104.1	88.4	15.7	17.8	459.0	368.0	91.0	24.7
Finance and insurance	295.9	265.4	30.5	11.5	1,059.3	1,023.3	36.0	3.5
Total variable operations	600.9	491.4	109.5	22.3	2,102.4	1,895.2	207.2	10.9
Parts and service	385.4	402.8	(17.4)	(4.3)	1,460.8	1,622.6	(161.8)	(10.0)
Other	0.4	1.4	(1.0)		3.2	5.2	(2.0)
Total gross profit	986.7	895.6	91.1	10.2	3,566.4	3,523.0	43.4	1.2
Selling, general, and administrative expenses	632.0	644.8	12.8	2.0	2,422.0	2,558.6	136.6	5.3
Depreciation and amortization	49.9	46.8	(3.1)		198.9	180.5	(18.4)
Goodwill impairment	—	—	—		318.3	—	(318.3)
Franchise rights impairment	—	—	—		57.5	9.6	(47.9)
Other (income) expense, net	(4.6)	(31.8)	(27.2)		6.5	(49.3)	(55.8)
Operating income	309.4	235.8	73.6	31.2	563.2	823.6	(260.4)	(31.6)
Non-operating income (expense) items:
Floorplan interest expense	(10.9)	(29.0)	18.1		(63.8)	(138.4)	74.6
Other interest expense	(23.4)	(25.1)	1.7		(93.7)	(106.7)	13.0
Interest income	—	0.1	(0.1)		0.3	0.5	(0.2)
Other income (loss), net	(73.8)	29.4	(103.2)		144.1	33.6	110.5
Income from continuing operations before income taxes	$201.3	$211.2	$(9.9)	(4.7)	$550.1	$612.6	$(62.5)	(10.2)
Retail vehicle unit sales:
New	72,404	74,383	(1,979)	(2.7)	249,654	282,602	(32,948)	(11.7)
Used	61,526	59,022	2,504	4.2	241,182	246,113	(4,931)	(2.0)
	133,930	133,405	525	0.4	490,836	528,715	(37,879)	(7.2)
Revenue per vehicle retailed:
New	$43,188	$40,673	$2,515	6.2	$41,732	$39,513	$2,219	5.6
Used	$22,998	$21,429	$1,569	7.3	$21,811	$20,967	$844	4.0
Gross profit per vehicle retailed:
New	$2,775	$1,850	$925	50.0	$2,340	$1,783	$557	31.2
Used	$1,567	$1,430	$137	9.6	$1,719	$1,409	$310	22.0
Finance and insurance	$2,209	$1,989	$220	11.1	$2,158	$1,935	$223	11.5
Total variable operations(1)	$4,429	$3,654	$775	21.2	$4,193	$3,544	$649	18.3

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020 (%)	2019 (%)	2020 (%)	2019 (%)
Revenue mix percentages:
New vehicle	54.1	54.5	51.1	52.3
Used vehicle	26.1	24.2	27.5	25.6
Parts and service	14.5	16.1	16.0	16.7
Finance and insurance, net	5.1	4.8	5.2	4.8
Other	0.2	0.4	0.2	0.6
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	20.4	15.4	16.4	14.3
Used vehicle	10.6	9.9	12.9	10.4
Parts and service	39.1	45.0	41.0	46.1
Finance and insurance	30.0	29.6	29.7	29.0
Other	(0.1)	0.1	—	0.2
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.4	4.5	5.6	4.5
Used vehicle - retail	6.8	6.7	7.9	6.7
Parts and service	46.0	45.2	44.8	45.4
Total	17.1	16.1	17.5	16.5
Selling, general, and administrative expenses	10.9	11.6	11.9	12.0
Operating income	5.3	4.2	2.8	3.9
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	64.1	72.0	67.9	72.6
Operating income	31.4	26.3	15.8	23.4

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	2019	$ Variance	% Variance	2020	2019	$ Variance	% Variance
Revenue:
Domestic	$1,786.6	$1,666.7	$119.9	7.2	$6,490.6	$6,671.4	$(180.8)	(2.7)
Import	1,679.1	1,622.8	56.3	3.5	5,988.0	6,468.7	(480.7)	(7.4)
Premium luxury	2,151.2	2,059.3	91.9	4.5	7,202.8	7,434.8	(232.0)	(3.1)
Total	5,616.9	5,348.8	268.1	5.0	19,681.4	20,574.9	(893.5)	(4.3)
Corporate and other	168.2	200.1	(31.9)	(15.9)	708.6	760.8	(52.2)	(6.9)
Total consolidated revenue	$5,785.1	$5,548.9	$236.2	4.3	$20,390.0	$21,335.7	$(945.7)	(4.4)

Segment income*:
Domestic	$107.1	$65.2	$41.9	64.3	$355.2	$257.6	$97.6	37.9
Import	108.7	77.7	31.0	39.9	386.4	318.6	67.8	21.3
Premium luxury	164.9	112.5	52.4	46.6	478.2	381.1	97.1	25.5
Total	380.7	255.4	125.3	49.1	1,219.8	957.3	262.5	27.4
Corporate and other	(82.2)	(48.6)	(33.6)		(720.4)	(272.1)	(448.3)
Add: Floorplan interest expense	10.9	29.0	(18.1)		63.8	138.4	(74.6)
Operating income	$309.4	$235.8	$73.6	31.2	$563.2	$823.6	$(260.4)	(31.6)
* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	22,692	22,287	405	1.8	80,687	88,404	(7,717)	(8.7)
Import	30,829	32,705	(1,876)	(5.7)	109,077	128,183	(19,106)	(14.9)
Premium luxury	18,883	19,391	(508)	(2.6)	59,890	66,015	(6,125)	(9.3)
	72,404	74,383	(1,979)	(2.7)	249,654	282,602	(32,948)	(11.7)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020 (%)	2019 (%)	2020 (%)	2019 (%)
Domestic:
Ford, Lincoln	11.0	10.9	11.6	11.2
Chevrolet, Buick, Cadillac, GMC	11.7	10.3	11.2	10.8
Chrysler, Dodge, Jeep, Ram	8.6	8.8	9.5	9.3
Domestic total	31.3	30.0	32.3	31.3
Import:
Toyota	21.1	20.9	20.7	20.4
Honda	12.3	13.5	13.2	14.2
Nissan	2.4	2.5	2.5	3.3
Other Import	6.8	7.0	7.3	7.4
Import total	42.6	43.9	43.7	45.3
Premium Luxury:
Mercedes-Benz	9.7	10.2	9.1	8.8
BMW	7.0	6.9	6.1	6.3
Lexus	3.2	2.7	2.7	2.3
Audi	2.4	2.7	2.2	2.3
Jaguar Land Rover	2.4	2.3	2.3	2.2
Other Premium Luxury	1.4	1.3	1.6	1.5
Premium Luxury total	26.1	26.1	24.0	23.4
	100.0	100.0	100.0	100.0
.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Capital expenditures (1)	$45.3	$87.3	$137.2	$257.4
Cash paid for acquisitions, net of cash acquired	$—	$—	$0.4	$4.7
Proceeds from exercises of stock options	$21.3	$4.7	$52.7	$12.7
Stock repurchases:
Aggregate purchase price	$302.2	$—	$382.3	$44.7
Shares repurchased (in millions)	4.7	—	7.2	1.3

Floorplan Assistance and Expense	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	Variance	2020	2019	Variance
Floorplan assistance earned (included in cost of sales)	$33.5	$30.3	$3.2	$110.7	$111.8	$(1.1)
New vehicle floorplan interest expense	(10.4)	(26.6)	16.2	(58.0)	(128.1)	70.1
Net new vehicle inventory carrying benefit (cost)	$23.1	$3.7	$19.4	$52.7	$(16.3)	$69.0

Balance Sheet and Other Highlights	December 31, 2020	December 31, 2019
Cash and cash equivalents	$569.6	$42.0
Inventory	$2,598.5	$3,305.8
Total floorplan notes payable	$2,759.9	$3,575.8
Non-vehicle debt	$2,101.8	$2,104.1
Equity	$3,235.7	$3,162.1
New days supply (industry standard of selling days)	42 days	52 days
Used days supply (trailing calendar month days)	39 days	39 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		1.82	x
Covenant	less than or equal to	3.75	x

Capitalization ratio		49.0%
Covenant	less than or equal to	70.0%

(1)     Includes accrued construction in progress and excludes property associated with leases entered into during the period.
(2)    Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended December 31,
	Gross Profit		Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
As reported											$151.5	$157.7	$1.73	$1.74
Discontinued operations, net of income taxes											—	—	$—	$—
From continuing operations, as reported	$986.7	$895.6	$309.4	$235.8	$201.3	$211.2	$49.8	$53.5	24.7%	25.3%	151.5	157.7	$1.73	$1.74
(Gain)/Loss on equity investment					81.2	(25.7)	19.7	(6.2)			61.5	(19.5)	$0.70	$(0.21)
ACP inventory valuation adjustment	(3.0)	—	(3.0)	—	(3.0)	—	(0.7)	—			(2.3)	—	$(0.03)	$—
SG&A costs associated with exit of ACP business (4)			4.0	—	4.0	—	1.0	—			3.0	—	$0.03	$—
Other costs associated with exit of ACP business (5)			(0.8)	—	(0.8)	—	(0.2)	—			(0.6)	—	$(0.01)	$—
Asset impairments and net gains on store/property dispositions			—	(25.9)	—	(25.9)	—	(6.3)			—	(19.6)	$—	$(0.22)
Legal settlements			—	(7.1)	—	(7.1)	—	(1.7)			—	(5.4)	$—	$(0.06)
Adjusted	$983.7	$895.6	$309.6	$202.8	$282.7	$152.5	$69.6	$39.3	24.6%	25.8%	$213.1	$113.2	$2.43	$1.25

	Three Months Ended December 31,
	SG&A		SG&A as a Percentage of Gross Profit (%)(6)
	2020	2019	2020	2019
As reported	$632.0	$644.8	64.1	72.0
Excluding SG&A costs associated with exit of ACP business	4.0	—
Adjusted	$628.0	$644.8	63.8	72.0

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax benefit/expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)	Includes $1.0 million related to accelerated amortization, $0.4 million related to involuntary termination benefits, and $2.6 million for other closing costs.
(5)	Includes $4.1 million reduced accrual related to contract termination charges, partially offset by $2.3 million related to asset impairments and $1.0 million related to accelerated depreciation.
(6)	Both numerator and denominator are adjusted, as applicable.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Twelve Months Ended December 31,
	Gross Profit		Operating Income		Income from Continuing Operations Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019	2020	2019
As reported											$381.6	$450.0	$4.30	$4.97
Discontinued operations, net of income taxes											0.2	0.8	$—	$0.01
From continuing operations, as reported	$3,566.4	$3,523.0	$563.2	$823.6	$550.1	$612.6	$168.3	$161.8	30.6%	26.4%	381.8	450.8	$4.30	$4.98
Gain on equity investment					(131.5)	(25.7)	(34.0)	(6.2)			(97.5)	(19.5)	$(1.10)	$(0.22)
ACP inventory valuation adjustment	17.6	—	17.6	—	17.6	—	4.3	—			13.3	—	$0.15	$—
SG&A costs associated with exit of ACP business (4)			6.9	—	6.9	—	1.7	—			5.2	—	$0.06	$—
Other costs associated with exit of ACP business (5)			12.2	—	12.2	—	2.9	—			9.3	—	$0.10	$—
Executive separation costs			5.5	11.0	5.5	11.0	1.0	0.8			4.5	10.2	$0.05	$0.11
Goodwill and franchise rights impairment			375.8	9.6	375.8	9.6	67.4	2.3			308.4	7.3	$3.48	$0.08
Asset impairments and net gains on store/property dispositions			8.4	(39.4)	8.4	(39.4)	2.2	(9.6)			6.2	(29.8)	$0.07	$(0.33)
Legal settlements				(7.1)	—	(7.1)	—	(1.7)			—	(5.4)	$—	$(0.06)
Adjusted	$3,584.0	$3,523.0	$989.6	$797.7	$845.0	$561.0	$213.8	$147.4	25.3%	26.3%	$631.2	$413.6	$7.12	$4.57

	Twelve Months Ended December 31,
	SG&A		SG&A as a Percentage of Gross Profit (%)(6)
	2020	2019	2020	2019
As reported	$2,422.0	$2,558.6	67.9	72.6
Excluding SG&A costs associated with exit of ACP business	6.9	—
Excluding executive separation costs	5.5	11.0
Adjusted	$2,409.6	$2,547.6	67.2	72.3

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax benefit/expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)	Includes $3.2 million related to accelerated amortization, $1.1 million related to involuntary termination benefits, and $2.6 million related to other closing costs.
(5)	Includes $3.2 million related to contract termination charges, $3.9 million related to accelerated depreciation, and $5.1 million related to asset impairments.
(6)	Both numerator and denominator are adjusted, as applicable.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended December 31,				Twelve Months Ended December 31,
	2020	2019	$ Variance	% Variance	2020	2019	$ Variance	% Variance
Revenue:
New vehicle	$3,127.0	$3,016.4	$110.6	3.7	$10,414.3	$11,046.5	$(632.2)	(5.7)
Retail used vehicle	1,415.0	1,260.5	154.5	12.3	5,257.6	5,096.6	161.0	3.2
Wholesale	96.3	79.1	17.2	21.7	340.7	302.3	38.4	12.7
Used vehicle	1,511.3	1,339.6	171.7	12.8	5,598.3	5,398.9	199.4	3.7
Finance and insurance, net	295.9	264.5	31.4	11.9	1,059.1	1,012.9	46.2	4.6
Total variable operations	4,934.2	4,620.5	313.7	6.8	17,071.7	17,458.3	(386.6)	(2.2)
Parts and service	829.4	868.0	(38.6)	(4.4)	3,201.1	3,457.0	(255.9)	(7.4)
Other	12.5	22.2	(9.7)		53.0	107.0	(54.0)
Total revenue	$5,776.1	$5,510.7	$265.4	4.8	$20,325.8	$21,022.3	$(696.5)	(3.3)

Gross profit:
New vehicle	$200.9	$137.5	$63.4	46.1	$583.8	$502.1	$81.7	16.3
Retail used vehicle	96.3	84.5	11.8	14.0	414.7	344.5	70.2	20.4
Wholesale	7.8	4.1	3.7		44.6	21.7	22.9
Used vehicle	104.1	88.6	15.5	17.5	459.3	366.2	93.1	25.4
Finance and insurance	295.9	264.5	31.4	11.9	1,059.1	1,012.9	46.2	4.6
Total variable operations	600.9	490.6	110.3	22.5	2,102.2	1,881.2	221.0	11.7
Parts and service	382.6	394.5	(11.9)	(3.0)	1,469.7	1,584.4	(114.7)	(7.2)
Other	0.3	1.3	(1.0)		2.7	5.2	(2.5)
Total gross profit	$983.8	$886.4	$97.4	11.0	$3,574.6	$3,470.8	$103.8	3.0

Retail vehicle unit sales:
New	72,404	74,076	(1,672)	(2.3)	249,595	278,666	(29,071)	(10.4)
Used	61,526	58,742	2,784	4.7	241,048	242,146	(1,098)	(0.5)
	133,930	132,818	1,112	0.8	490,643	520,812	(30,169)	(5.8)

Revenue per vehicle retailed:
New	$43,188	$40,720	$2,468	6.1	$41,725	$39,641	$2,084	5.3
Used	$22,998	$21,458	$1,540	7.2	$21,811	$21,048	$763	3.6

Gross profit per vehicle retailed:
New	$2,775	$1,856	$919	49.5	$2,339	$1,802	$537	29.8
Used	$1,565	$1,438	$127	8.8	$1,720	$1,423	$297	20.9
Finance and insurance	$2,209	$1,991	$218	10.9	$2,159	$1,945	$214	11.0
Total variable operations(1)	$4,428	$3,663	$765	20.9	$4,194	$3,570	$624	17.5

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020 (%)	2019 (%)	2020 (%)	2019 (%)
Revenue mix percentages:
New vehicle	54.1	54.7	51.2	52.5
Used vehicle	26.2	24.3	27.5	25.7
Parts and service	14.4	15.8	15.7	16.4
Finance and insurance, net	5.1	4.8	5.2	4.8
Other	0.2	0.4	0.4	0.6
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	20.4	15.5	16.3	14.5
Used vehicle	10.6	10.0	12.8	10.6
Parts and service	38.9	44.5	41.1	45.6
Finance and insurance	30.1	29.8	29.6	29.2
Other	—	0.2	0.2	0.1
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.4	4.6	5.6	4.5
Used vehicle - retail	6.8	6.7	7.9	6.8
Parts and service	46.1	45.4	45.9	45.8
Total	17.0	16.1	17.6	16.5